SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported) January 30, 2007

Commission File Number	Registrant, Address of Principal Executive Offices and Telephone Number	I.R.S. employer Identification Number	State of Incorporation

001-08788	SIERRA PACIFIC RESOURCES	88-0198358	Nevada
P. O. Box 10100 (6100 Neil Road)
Reno, Nevada 89520-0400 (89511)
(775) 834-4011

000-00508	SIERRA PACIFIC POWER COMPANY	88-0044418	Nevada
P. O. Box 10100 (6100 Neil Road)
Reno, Nevada 89520-0400 (89511)
(775) 834-4011
None
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 — Termination of a Material Definitive Agreement
Signatures

Item 1.02 – Termination of a Material Definitive Agreement
     Sierra Pacific Power Company (“SPPC”), a wholly-owned subsidiary of Sierra Pacific Resources, has satisfied and completed the discharge of its Indenture of Mortgage, dated as of December 1, 1940, with U.S. Bank National Association and Gerald R. Wheeler, as successor trustees (the “First Mortgage Indenture”). The lien of the First Mortgage Indenture constituted a first priority lien on substantially all of SPPC’s utility property in Nevada and California and secured SPPC’s obligations with respect to the bonds issued under the First Mortgage Indenture. All of the bonds outstanding under the First Mortgage Indenture were retired as of November 29, 2006 and all filings necessary to make effective the release of the lien of the First Mortgage Indenture were completed as of January 30, 2007. Upon the satisfaction and discharge of the First Mortgage Indenture, SPPC’s General and Refunding Mortgage Indenture, dated as of May 1, 2001, with The Bank of New York, as trustee, became a first priority lien on substantially all of SPPC’s utility property in Nevada and California.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have each duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

Sierra Pacific Resources (Registrant)
Date: February 1, 2007	By:	/s/ John E. Brown
John E. Brown
Corporate Controller

Sierra Pacific Power Company (Registrant)
Date: February 1, 2007	By:	/s/ John E. Brown
John E. Brown
Controller